Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262140 on Form S-8 of our report dated March 29, 2022, relating to the consolidated financial statements of TPG Group Holdings (SBS), L.P. appearing in this Annual Report on Form 10-K of TPG Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP
Fort Worth, Texas
March 29, 2022